Goldman Sachs

Alias Illustrative AVP (1/2)

INVESTMENT BANKING

US$ in millions, except per share data
Market Data as of 30-Oct-2024

Price / Share		**$ 225**	**$ 230**	**$ 235**	**$ 240**	**$ 245**	**$ 250**	**$ 255**
Market Cap		$ 14,365	$ 14,687	$ 15,009	$ 15,330	$ 15,652	$ 15,974	$ 16,296
Enterprise Value		$ 14,128	$ 14,450	$ 14,772	$ 15,093	$ 15,415	$ 15,737	$ 16,059
Value of Public Float		**$ 6,063**	**$ 6,198**	**$ 6,333**	**$ 6,467**	**$ 6,602**	**$ 6,737**	**$ 6,871**
Premium to:	**Reference**							
Undisturbed 52W High (17-May-24)	$ 221.94	1.4 %	3.6 %	5.9 %	8.1 %	10.4 %	12.6 %	14.9 %
Actual (Disturbed) 52W High (30-Oct-24)	240.83	(6.6)	(4.5)	(2.4)	(0.3)	1.7	3.8	5.9
All Time High (05-Oct-22)	256.23	(12.2)	(10.2)	(8.3)	(6.3)	(4.4)	(2.4)	(0.5)
Undisturbed Price (06-Aug-2024)	$ 177.84	26.5 %	29.3 %	32.1 %	35.0 %	37.8 %	40.6 %	43.4 %
HUSP (Peer Multiple Indexed)	176.44	27.5	30.4	33.2	36.0	38.9	41.7	44.5
HUSP (Peer Price Indexed)	194.92	15.4	18.0	20.6	23.1	25.7	28.3	30.8
Last Close	$ 240.83	(6.6)%	(4.5)%	(2.4)%	(0.3)%	1.7 %	3.8 %	5.9 %
5-day VWAP	239.11	(5.9)	(3.8)	(1.7)	0.4	2.5	4.6	6.6
10-day VWAP	237.97	(5.5)	(3.4)	(1.2)	0.9	3.0	5.1	7.2
20-day VWAP	237.02	(5.1)	(3.0)	(0.9)	1.3	3.4	5.5	7.6
30-day VWAP	236.04	(4.7)	(2.6)	(0.4)	1.7	3.8	5.9	8.0
Analyst High Price Target (Berenberg)	$ 265.00	(15.1)%	(13.2)%	(11.3)%	(9.4)%	(7.5)%	(5.7)%	(3.8)%
Analyst Mean Price Target	239.90	(6.2)	(4.1)	(2.0)	0.0	2.1	4.2	6.3
Analyst Low Price Target (Morningstar)	215.00	4.7	7.0	9.3	11.6	14.0	16.3	18.6
Street Consensus - Alias Basis (30-Jun)								
EV/EBITDA								
LTM	$ 463	30.5 x	31.2 x	31.9 x	32.6 x	33.3 x	34.0 x	34.7 x
FY 2025 (30-June)	521	27.1	27.7	28.4	29.0	29.6	30.2	30.8
NTM	544	26.0	26.6	27.1	27.7	28.3	28.9	29.5
CY 2025 (31-Dec)	556	25.4	26.0	26.6	27.1	27.7	28.3	28.9
FY 2026 (30-June)	590	23.9	24.5	25.0	25.6	26.1	26.7	27.2
EV/FCF								
LTM	$ 335	42.1 x	43.1 x	44.1 x	45.0 x	46.0 x	46.9 x	47.9 x
FY 2025 (30-June)	341	41.5	42.4	43.3	44.3	45.2	46.2	47.1
Investor Day Guidance	340	41.6	42.5	43.4	44.4	45.3	46.3	47.2
NTM	372	38.0	38.9	39.8	40.6	41.5	42.4	43.2
★ CY 2025 (31-Dec)	387	36.5	37.3	38.1	39.0	39.8	40.6	41.5
FY 2026 (30-June)	433	32.6	33.4	34.1	34.9	35.6	36.4	37.1

Source: Factset; market data as of 30-Oct-2024
Note: Fully Diluted Shares Outstanding calculated using the Treasury Stock Method. Street FCF defined as consensus FCF. Implied Value of Public Float is based Basic Shares Outstanding less Echo owned shares. HUSP calculated based on either applying the percentage change in peer stock price or peer multiple from 06-Aug-2024 through 30-Oct-2024 to Alias' 5-day VWAP of $179.68 as of 06-Aug-2024 or its implied uFCF multiple (as of same date/methodology) of 28.2x and imputing an implied stock price for 30-Oct-2024.

Goldman Sachs

Alias Illustrative AVP (2/2)

US$ in millions, except per share data
Market Data as of 30-Oct-2024

INVESTMENT BANKING

Private & Confidential

Price / Share		$ 225	$ 230	$ 235	$ 240	$ 245	$ 250	$ 255
Market Cap		$ 14,365	$ 14,687	$ 15,009	$ 15,330	$ 15,652	$ 15,974	$ 16,296
Enterprise Value		$ 14,128	$ 14,450	$ 14,772	$ 15,093	$ 15,415	$ 15,737	$ 16,059
Value of Public Float		**$ 6,063**	**$ 6,198**	**$ 6,333**	**$ 6,467**	**$ 6,602**	**$ 6,737**	**$ 6,871**
Street Consensus - Alias Basis (30-Jun)								
EV/Revenue								
LTM	$ 1,128	12.5 x	12.8 x	13.1 x	13.4 x	13.7 x	14.0 x	14.2 x
FY 2025 (30-June)	1,191	11.9	12.1	12.4	12.7	12.9	13.2	13.5
NTM	1,222	11.6	11.8	12.1	12.4	12.6	12.9	13.1
CY 2025 (31-Dec)	1,238	11.4	11.7	11.9	12.2	12.5	12.7	13.0
FY 2026 (30-June)	1,284	11.0	11.2	11.5	11.8	12.0	12.3	12.5
Alias LRP Multiples - Alias Basis (30-Jun)								
EV/EBITDA								
FY 2025 (30-June)	$ 539	26.2 x	26.8 x	27.4 x	28.0 x	28.6 x	29.2 x	29.8 x
NTM (30-Sep)	533	26.5	27.1	27.7	28.3	28.9	29.6	30.2
FY 2026 (30-June)	379	37.3	38.1	39.0	39.8	40.7	41.5	42.3
FY 2027 (30-June)	495	28.5	29.2	29.8	30.5	31.1	31.8	32.4
EV/FCF								
FY 2025 (30-June)	$ 357	39.6 x	40.5 x	41.4 x	42.3 x	43.2 x	44.1 x	45.0 x
NTM (30-Sep)	368	38.4	39.3	40.2	41.0	41.9	42.8	43.7
FY 2026 (30-June)	445	31.7	32.5	33.2	33.9	34.6	35.4	36.1
FY 2027 (30-June)	463	30.5	31.2	31.9	32.6	33.3	34.0	34.7
EV/Revenue								
FY 2025 (30-June)	$ 1,208	11.7 x	12.0 x	12.2 x	12.5 x	12.8 x	13.0 x	13.3 x
CY 2025 (31-Dec)	1,156	12.2	12.5	12.8	13.1	13.3	13.6	13.9
FY 2026 (30-June)	1,069	13.2	13.5	13.8	14.1	14.4	14.7	15.0
Echo Plan Multiples - Echo Basis (Sep-30)								
EV/EBITDA								
FY 2025 (30-Sep)	$ 532	26.6 x	27.2 x	27.8 x	28.4 x	29.0 x	29.6 x	30.2 x
CY 2025 (31-Dec)	478	29.6	30.2	30.9	31.6	32.3	32.9	33.6
FY 2026 (30-Sep)	407	34.7	35.5	36.3	37.1	37.8	38.6	39.4
FY 2027 (30-Sep)	505	27.9	28.6	29.2	29.9	30.5	31.1	31.8
EV/FCF								
FY 2025 (30-Sep)	$ 368	38.4 x	39.3 x	40.1 x	41.0 x	41.9 x	42.8 x	43.6 x
CY 2025 (31-Dec)	386	36.6	37.4	38.3	39.1	39.9	40.8	41.6
FY 2026 (30-Sep)	445	31.8	32.5	33.2	34.0	34.7	35.4	36.1
FY 2027 (30-Sep)	471	30.0	30.7	31.3	32.0	32.7	33.4	34.1

Source: Echo Management estimates as received on 24-Oct-2024, Alias LRP estimates as received on 12-Aug-2024, Factset; market data as of 30-Oct-2024
Note: Fully Diluted Shares Outstanding calculated using the Treasury Stock Method. Implied Value of Public Float is based Basic Shares Outstanding less Echo owned shares.

Goldman Sachs

"Aligning" to Original Multiple (1/2)

INVESTMENT BANKING

Original Transaction @ 38.2 x NTM Alias uFCF at Announcement

Private & Confidential

Price / Share		$ 224.88	$ 226.04	$ 234.12	$ 235.32
Market Cap		$ 14,357	$ 14,431	$ 14,952	$ 15,029
Enterprise Value		$ 14,120	$ 14,195	$ 14,715	$ 14,792
Value of Public Float		**$ 6,060**	**$ 6,091**	**$ 6,309**	**$ 6,341**
Premium to:	**Reference**				
Undisturbed 52W High (17-May-24)	$ 221.94	1.3 %	1.8 %	5.5 %	6.0 %
Actual (Disturbed) 52W High (30-Oct-24)	240.83	(6.6)	(6.1)	(2.8)	(2.3)
All Time High (05-Oct-22)	256.23	(12.2)	(11.8)	(8.6)	(8.2)
Undisturbed Price (06-Aug-2024)	$ 177.84	26.5 %	27.1 %	31.6 %	32.3 %
HUSP (Peer Multiple Indexed)	176.44	27.5	28.1	32.7	33.4
HUSP (Peer Price Indexed)	194.92	15.4	16.0	20.1	20.7
Last Close	$ 240.83	(6.6)%	(6.1)%	(2.8)%	(2.3)%
5-day VWAP	237.16	(5.2)	(4.7)	(1.3)	(0.8)
10-day VWAP	237.39	(5.3)	(4.8)	(1.4)	(0.9)
20-day VWAP	236.57	(4.9)	(4.5)	(1.0)	(0.5)
30-day VWAP	235.79	(4.6)	(4.1)	(0.7)	(0.2)
Analyst High Price Target (Berenberg)	$ 265.00	(15.1)%	(14.7)%	(11.7)%	(11.2)%
Analyst Mean Price Target	239.90	(6.3)	(5.8)	(2.4)	(1.9)
Analyst Low Price Target (Morningstar)	215.00	4.6	5.1	8.9	9.5
Street Consensus - Alias Basis (30-Jun)					
EV/EBITDA					
LTM	$ 463	30.5 x	30.7 x	31.8 x	32.0 x
FY 2025 (30-June)	521	27.1	27.2	28.2	28.4
NTM	544	25.9	26.1	27.0	27.2
CY 2025 (31-Dec)	556	25.4	25.5	26.5	26.6
FY 2026 (30-June)	590	23.9	24.0	24.9	25.1
EV/FCF					
LTM	$ 335	42.1 x	42.3 x	43.9 x	44.1 x
FY 2025 (30-June)	341	41.4	41.7	43.2	43.4
Investor Day Guidance	340	41.5	41.7	43.3	43.5
★ NTM	372	38.0	38.2	39.6	39.8
CY 2025 (31-Dec)	387	36.5	36.7	38.0	38.2
FY 2026 (30-June)	433	32.6	32.8	34.0	34.2

Source: Echo Management estimates as received on 24-Oct-2024, Alias LRP estimates as received on 12-Aug-2024, Factset; market data as of 30-Oct-2024; Note: Fully Diluted Shares Outstanding calculated using the Treasury Stock Method. Implied Value of Public Float is based Basic Shares Outstanding less Echo owned shares. HUSP calculated based on either applying the percentage change in peer stock price or peer multiple from 06-Aug-2024 through 30-Oct-2024 to Alias' 5-day VWAP of $179.88 as of 06-Aug-2024 or its implied uFCF multiple (as of same date/methodology) of 28.2x and imputing an implied stock price for 30-Oct-2024.

Goldman Sachs

"Aligning" to Original Multiple (2/2)

INVESTMENT BANKING

Original Transaction @ 38.2 x NTM Alias uFCF at Announcement

Private & Confidential

Price / Share		$ 224.88	$ 226.04	$ 234.12	$ 235.32
Market Cap		$ 14,357	$ 14,431	$ 14,952	$ 15,029
Enterprise Value		$ 14,120	$ 14,195	$ 14,715	$ 14,792
Value of Public Float		**$ 6,060**	**$ 6,091**	**$ 6,309**	**$ 6,341**
Street Consensus - Alias Basis (30-Jun)					
EV/Revenue					
LTM	$ 1,128	12.5 x	12.6 x	13.1 x	13.1 x
FY 2025 (30-June)	1,191	11.9	11.9	12.4	12.4
NTM	1,222	11.6	11.6	12.0	12.1
CY 2025 (31-Dec)	1,238	11.4	11.5	11.9	11.9
FY 2026 (30-June)	1,284	11.0	11.1	11.5	11.5
Alias LRP Multiples - Alias Basis (30-Jun)					
EV/EBITDA					
FY 2025 (30-June)	$ 539	26.2 x	26.3 x	27.3 x	27.5 x
NTM (30-Sep)	533	26.5	26.7	27.6	27.8
FY 2026 (30-June)	379	37.2	37.4	38.8	39.0
FY 2027 (30-June)	495	28.5	28.7	29.7	29.9
EV/FCF					
FY 2025 (30-June)	$ 357	39.6 x	39.8 x	41.2 x	41.4 x
NTM (30-Sep)	368	38.4	38.6	40.0	40.2
FY 2026 (30-June)	445	31.7	31.9	33.1	33.2
FY 2027 (30-June)	463	30.5	30.7	31.8	32.0
EV/Revenue					
FY 2025 (30-June)	$ 1,208	11.7 x	11.8 x	12.2 x	12.2 x
CY 2025 (31-Dec)	1,156	12.2	12.3	12.7	12.8
FY 2026 (30-June)	1,069	13.2	13.3	13.8	13.8
Echo Plan Multiples - Echo Basis (Sep-30)					
EV/EBITDA					
FY 2025 (30-Sep)	$ 532	26.6 x	26.7 x	27.7 x	27.8 x
CY 2025 (31-Dec)	478	29.5	29.7	30.8	30.9
FY 2026 (30-Sep)	407	34.7	34.9	36.1	36.3
FY 2027 (30-Sep)	505	27.9	28.1	29.1	29.3
EV/FCF					
FY 2025 (30-Sep)	$ 368	38.4 x	38.6 x	40.0 x	40.2 x
CY 2025 (31-Dec)	386	36.6	36.8	38.1	38.3
FY 2026 (30-Sep)	445	31.8	31.9	33.1	33.3
FY 2027 (30-Sep)	471	30.0	30.1	31.2	31.4

Source: Echo Management estimates as received on 24-Oct-2024, Alias LRP estimates as received on 12-Aug-2024, Factset; market data as of 30-Oct-2024
Note: Fully Diluted Shares Outstanding calculated using the Treasury Stock Method. Implied Value of Public Float is based Basic Shares Outstanding less Echo owned shares.

Illustrative Reference Bidding Matrix

Market Data as of 30-Oct-2024

Illustrative Initial Offer Price				$ 225	$ 230	$ 235	$ 240	$ 245
Undisturbed 52W High (17-May-24)		$ 221.94		1.4 %	3.6 %	5.9 %	8.1 %	10.4 %
Actual (Disturbed) 52W High (30-Oct-24)		$ 240.83		(6.6)%	(4.5)%	(2.4)%	(0.3)%	1.7 %
Premium to HUSP (Peer Multiple Indexed)		$ 176.44		27.5 %	30.4 %	33.2 %	36.0 %	38.9 %
Premium to HUSP (Peer Price Indexed)		$ 194.92		15.4 %	18.0 %	20.6 %	23.1 %	25.7 %
Last Close		$ 240.83		(6.6)%	(4.5)%	(2.4)%	(0.3)%	1.7 %
10-day VWAP		$ 237.97		(5.5)%	(3.4)%	(1.2)%	0.9 %	3.0 %
30-day VWAP		$ 236.04		(4.7)%	(2.6)%	(0.4)%	1.7 %	3.8 %
EV / Street NTM uFCF		$ 371.6		38.0 x	38.9 x	39.8 x	40.6 x	41.5 x
EV / Street CY 2025 uFCF (31-Dec)		$ 387.2		36.5 x	37.3 x	38.1 x	39.0 x	39.8 x
Counter from Alias	**$ 245**	*Premium to Undisturbed 52W*	*10.4 %*					
		Premium to 52W High	*1.7 %*	8.9 %	6.5 %	4.3 %	2.1 %	-
		EV / CY 2025 uFCF	*39.8 x*					
	$ 250	*Premium to Undisturbed 52W*	*12.6 %*					
		Premium to 52W High	*3.8 %*	11.1 %	8.7 %	6.4 %	4.2 %	2.0 %
		EV / CY 2025 uFCF	*40.6 x*					
	$ 255	*Premium to Undisturbed 52W*	*14.9 %*	**Counter vs. Initial Offer**				
		Premium to 52W High	*5.9 %*	13.3 %	10.9 %	8.5 %	6.3 %	4.1 %
		EV / CY 2025 uFCF	*41.5 x*					
	$ 260	*Premium to Undisturbed 52W*	*17.1 %*					
		Premium to 52W High	*8.0 %*	15.6 %	13.0 %	10.6 %	8.3 %	6.1 %
		EV / CY 2025 uFCF	*42.3 x*					
	$ 265	*Premium to Undisturbed 52W*	*19.4 %*					
		Premium to 52W High	*10.0 %*	17.8 %	15.2 %	12.8 %	10.4 %	8.2 %
		EV / CY 2025 uFCF	*43.1 x*					

Source: FactSet, Company Filings, market data as of 30-Oct-2024

Note: HUSP calculated based on either applying the percentage change in peer stock price or peer multiple from 06-Aug-2024 through 30-Oct-2024 to Alias' 5-day VWAP of $179.88 as of 06-Aug-2024 or its implied uFCF multiple (as of same date/methodology) of 28.2x and imputing an implied stock price for 30-Oct-2024.

Goldman Sachs

INVESTMENT BANKING

"Aligning" to Original Multiple

Original Transaction @ 38.2 x NTM Alias uFCF at Announcement

Illustrative Initial Offer Price			$ 224.88	$ 226.04	$ 234.12	$ 235.32
Undisturbed 52W High (17-May-24)		$ 221.94	1.3 %	1.8 %	5.5 %	6.0 %
Actual (Disturbed) 52W High (30-Oct-24)		$ 240.83	(6.6)%	(6.1)%	(2.8)%	(2.3)%
Premium to HUSP (Peer Multiple Indexed)		$ 176.44	27.5 %	28.1 %	32.7 %	33.4 %
Premium to HUSP (Peer Price Indexed)		$ 194.92	15.4 %	16.0 %	20.1 %	20.7 %
Last Close		$ 240.83	(6.6)%	(6.1)%	(2.8)%	(2.3)%
10-day VWAP		$ 237.97	(5.5)%	(5.0)%	(1.6)%	(1.1)%
30-day VWAP		$ 236.04	(4.7)%	(4.2)%	(0.8)%	(0.3)%
EV / Street NTM uFCF		$ 371.6	38.0 x	38.2 x	39.6 x	39.8 x
EV / Street CY 2025 uFCF (31-Dec)		$ 387.2	36.5 x	36.7 x	38.0 x	38.2 x

Counter from Alias			Counter vs. Initial Offer			
$ 245	Premium to Undisturbed 52W	10.3 %				
	Premium to 52W High	1.6 %	8.9 %	8.4 %	4.6 %	4.1 %
	EV / CY 2025 uFCF	39.8 x				
$ 250	Premium to Undisturbed 52W	12.6 %				
	Premium to 52W High	3.8 %	11.2 %	10.6 %	6.8 %	6.2 %
	EV / CY 2025 uFCF	40.6 x				
$ 255	Premium to Undisturbed 52W	14.9 %				
	Premium to 52W High	5.9 %	13.4 %	12.8 %	8.9 %	8.4 %
	EV / CY 2025 uFCF	41.5 x				
$ 260	Premium to Undisturbed 52W	17.1 %				
	Premium to 52W High	8.0 %	15.6 %	15.0 %	11.1 %	10.5 %
	EV / CY 2025 uFCF	42.3 x				
$ 265	Premium to Undisturbed 52W	19.4 %				
	Premium to 52W High	10.0 %	17.8 %	17.2 %	13.2 %	12.6 %
	EV / CY 2025 uFCF	43.1 x				

Source: FactSet, Company Filings, market data as of 30-Oct-2024

Note: HUSP calculated based on either applying the percentage change in peer stock price or peer multiple from 06-Aug-2024 through 30-Oct-2024 to Alias' 5-day VWAP of $179.88 as of 06-Aug-2024 or its implied uFCF multiple (as of same date/methodology) of 28.2x and imputing an implied stock price for 30-Oct-2024.